Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1998, except for note 22, as to which the date is April 26, 1999, relating to the financial statements and financial statement schedule for the year ended December 31, 1998 which appear in Form S-1 of WESCO International, Inc.
filed May 11, 1999.

/s/ PricewaterhouseCoopers LLP

600 Grant Street
Pittsburgh, Pennsylvania
November 9, 1999




                                     II - 7